As Filed With The Securities and Exchange Commission on May 23, 2006

                                                     Registration No. 333-133029
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                           FORM S-4/ AMENDMENT NO. 4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                           --------------------------

                              ES BANCSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)

      Maryland                          6712                 (to be applied for)
(State or other jurisdiction  (Primary Standard Industrial     (I.R.S. Employer
of incorporation)              Classification Code Number)       Identification
                                                                     Number)

                              68 North Plank Road
                            Newburgh, New York 12550
                                 (866) 646-0003
  (Address, including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)

                                Anthony P. Costa
                      Chairman and Chief Executive Officer
                              68 North Plank Road
                            Newburgh, New York 1255
                                 (866) 646-0003
    (Name, Address, including Zip Code, and Telephone Number, including Area
                          Code, of Agent for Service)

                                With copies to:

                               Kip Weissman, Esq.
                               Eric Envall, Esq.
                         Luse Gorman Pomerenk & Schick
                     5335 Wisconsin Avenue, N.W., Suite 400
                             Washington, D.C. 20015
                                 (202) 274-2000

     Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                        CALCULATION OF REGISTRATION FEE


                                                                  Proposed Maximum           Proposed
   Title of each class of securities to be       Amount to be    Offering Price Per      Maximum Aggregate       Amount of
                  registered                      Registered    Share of Common Stock     Offering Price      Registration Fee

Common stock, par value $0.01 per share          2,239,127(1)         $12.50(2)           $23,216,145(3)             *
Warrants to Purchase Common Stock                  329,950               N/A                    N/A                 (4)
Organizer Warrants to Purchase Common Stock        190,000               N/A                    N/A                 (4)


---------------------

     (1) Represents the maximum number of shares of ES Bancshares, Inc. common stock, including associated Rights, estimated to be issuable upon the consummation of the share exchange with Empire State Bank, National Association ("Empire"), based on the number of shares of Empire common stock, par value $5.00 per share, currently outstanding and the number of shares which may be issued pursuant to warrants to purchase common stock at $12.50 per share and organizer warrants to purchase common stock at $10.00 per share, where one share of ES Bancshares, Inc. common stock will be issued for one such share of Empire common stock.

     (2) Represents the $12.50 exercise price of certain of the warrants to purchase shares of common stock of ES Bancshares, Inc., which is the maximum offering price of the common stock to be registered.

     (3) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the registration fee is based on, the proposed maximum offering price per share outstanding on the average of the high and low sales prices of the common stock, as reported on the OTC Bulletin Board on March 31, 2006, which was $8.75. Pursuant to Rule 457(g) the shares registered pursuant to the rights to purchase shares based on warrants is based on the price at which the warrants may be exercised. The 329,950 warrants to purchase common stock are exercisable at $12.50 per share and the organizer warrants to purchase common stock are exercisable at $10.00 per share.

     (4) Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, if warrants are to be registered for distribution in the same registration statement as the securities to be offered pursuant thereto, no separate registration fee shall be required.

     *    A filing fee of $2,485 was previously filed

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

     The exhibits and financial statements filed as part of this Registration Statement are as follows:

     (a) Exhibits

     The exhibits filed as part of this registration statement are as follows:

     (a) List of Exhibits

2.1     Agreement and Plan of Share Exchange*
3.1     Articles of Incorporation of ES Bancshares, Inc.*
3.2     Bylaws of ES Bancshares, Inc.*
4.1     Form of Common Stock Certificate of ES Bancshares, Inc.*
4.2     Warrant Agreement*
4.3     Organizer Warrant Agreement*
5 Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered
8       Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.*
10.1    Employment Agreement with Philip A. Guarnieri dated September 23, 2004.*
10.2    Employment Agreement with Anthony P. Costa dated September 23, 2004.*
10.3    Employment Agreement with Arthur W. Buditch dated October 20, 2005.*
10.4    Empire State Bank, N.A., 2004 Stock Option Plan.*
21      Subsidiaries of Registrant *
23.1 Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8)
24      Power of Attorney (set forth on signature page)*
99.1 Form of Proxy for the Annual Meeting of Stockholders of Empire State Bank, N.A.*
99.2    Form of Revocable Certification and Consent*

_______________________________
*       Previously filed

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, ES Bancshares, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Newburgh, State of New York, on May 23, 2006.

                                                   ES BANCSHARES, INC.


                                         By:      /s/ Anthony P. Costa
                                                  ------------------------------
                                                  Anthony P. Costa
                                                  Chairman and Chief
                                                  Executive Officer
                                                  (Principal Executive Officer)

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                        Title                                   Date
--------------------------------------------------------------------------------

/s/ Anthony P. Costa      Chairman, Chief Executive Officer
--------------------
Anthony P. Costa            (Principal Executive Officer)           May 23, 2006


/s/ Arthur W. Budich             Chief Financial Officer
--------------------
Arthur W. Budich       (Principal Financial and Accounting Officer) May 23, 2006


/s/ Philip Guarnieri
--------------------
Philip Guarnieri          President, Chief Operating Officer
                                   and Director                     May 23, 2006


/s/ Leslie M. Apple
--------------------
Leslie M. Apple                       Director                      May 23, 2006


/s/ William Davenport
--------------------
William Davenport                     Director                      May 23, 2006


/s/ Peter B. Ferrante
--------------------
Peter B. Ferrante                     Director                      May 23, 2006


/s/ Andrew Finklestein
--------------------
Andrew Finklestein Esq.               Director                      May 23, 2006


/s/ Gale Foster
--------------------
Gale Foster Esq.                      Director                      May 23, 2006

/s/ David Freer, Jr.
--------------------
David Freer, Jr.                      Director                      May 23, 2006


/s/ Harold Kahn
--------------------
Harold Kahn                           Director                      May 23, 2006


/s/ David Mesches
--------------------
David Mesches                         Director                      May 23, 2006


--------------------
Michael Ostrow                        Director


/s/ Albert Pagano
--------------------
Albert Pagano                        Director                       May 23, 2006


--------------------
Richard B. Rowley                    Director


--------------------
Peter Savago                         Director

EXHIBIT INDEX

Exhibit No.       Description

2.1     Agreement and Plan of Share Exchange*
3.1     Articles of Incorporation of ES Bancshares, Inc.*
3.2     Bylaws of ES Bancshares, Inc.*
4.1     Form of Common Stock Certificate of ES Bancshares, Inc.*
4.2     Warrant Agreement*
4.3     Organizer Warrant Agreement*
5 Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered
8       Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.*
10.1    Employment Agreement with Philip A. Guarnieri dated September 23, 2004.*
10.2    Employment Agreement with Anthony P. Costa dated September 23, 2004.*
10.3    Employment Agreement with Arthus W. Buditch dated October 20, 2005.*
10.4    Empire State Bank, N.A., 2004 Stock Option Plan.*
21      Subsidiaries of Registrant*
23.1 Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8)
24      Power of Attorney (set forth on signature page)*
99.1 Form of Proxy for the Annual Meeting of Stockholders of Empire State Bank, N.A.*
99.2    Form of Revocable Certification and Consent*

_______________________________
*       Previously filed